Exhibit 11
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 39 to the registration statement on Form N-1A of Fidelity Beacon Street Trust: Fidelity Municipal Money Market Fund (formerly Tax-Exempt Money Market Trust) and Spartan New Jersey Municipal Money Market Fund (formerly Spartan New Jersey Municipal Money Market Portfolio) (the "Registration Statement") of our report dated December 5, 1996, relating to the financial statements and financial highlights appearing in the October 31, 1996 Annual Report to Shareholders of Fidelity Municipal Money Market Fund, and of our report dated December 3, 1996 relating to the financial statements and financial highlights appearing in the October 31, 1996 Annual Report to Shareholders of Spartan New Jersey Municipal Money Market Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.
/s/PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Dallas, Texas
December 12, 1996